Exhibit 10.18
                                                               Portions redacted
                                     * Certain information on this page has been
                                       omitted and filed separately with the
                                       Securities and Exchange Commission.
                                       Confidential treatment has been requested with respect to the omitted portions.

                            COLLABORATION AGREEMENT

THIS AGREEMENT is made as of April 30, 2001,

BETWEEN:

          Transworld Pharmaceuticals Corporation Inc., a company having offices at Sassoon House, Shirley Street, Nassau, New Providence, Bahamas, and Toray Trading Corp. a Cyprus company

          ("TPh / Toray")

AND:

          Dragon Pharmaceuticals Inc., a corporation having an office at 543 Granville St., Vancouver, BC. Canada V6C lX8

          ("Dragon")

WHEREAS:

(A) Transworld Pharmaceuticals Corporation, together with Toray, having control and ownership of certain intellectual property, to whit: methods of formulation of purified bulk recombinant Human erythropoietin (rHu EPO) with recombinant Hyaluronic Acid (rHA), for the achievement of a novel slow-release formulation of rHu EPO.

(B) TPh / Toray has agreed to grant certain rights to Dragon to manufacture and sell the Product in a specified market, and to manufacture the product on a fee-for-service basis for sale to TPh / Toray;

THIS AGREEMENT WITNESSES that in consideration of $1 paid and other consideration given, by each party to each other party, the receipt and sufficiency of which each party acknowledges, the parties severally AGREE as follows:

                                     PART l

                         DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires:

     (a) Affiliate of a party means a corporation or entity that, directly or indirectly, controls, is under common control with or is controlled by the specified party;

     (b) current GMP means current good manufacturing practices as determined by the World Health Organization;

     (c) Indication means the use of the Product to treat a particular condition as described in Schedule A;

     (d)  Marketing Approval has the meaning set out in ss.2.9;

     (e) Product means the formulation of rHu EPO and rHA achieving a novel slow release formulation

     (f)  Purchase Orders has the meaning set out in ss.4.5

Interpretation

1.2 In this Agreement, except as otherwise expressly provided or as the context otherwise requires,

     (a)  "this   Agreement"   means  this   agreement  as  from  time  to  time
     supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Agreement,

     (b) a reference to a Part is to a Part of this Agreement, and the symbol ss. followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated,

     (c) headings are solely for convenience of reference and are not intended to be complete or accurate descriptions of content or to be guides to interpretation of this Agreement or any part of it,

     (d) the word "including", when following a general statement or term, is not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters. but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within is broadest possible scope,

     (e) an accounting term not otherwise defined herein has the meaning assigned to it, and every calculation to be made hereunder is to be made, in accordance with accounting principles generally accepted in the United States applied on a consistent basis,

     (f)  a reference to currency means United States currency,

     (g) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulations,

     (h)  a reference to an entity includes any successor to that entity,

     (i) a word importing the masculine gender includes the feminine and neuter, a word in the singular includes the plural, a word importing a corporate entity includes an individual, and vice versa,

     (j) and a reference to "approval", "authorization" or "consent" means written approval, authorization or consent.


                                     PART 2

                                GRANT OF LICENSE

License

2.1 Subject to the terms of this Agreement, TPh / Toray hereby grants to Dragon an exclusive license to manufacture and sell the Products in the Market Area for treatment of the Indications. Additionally, Dragon is to be the sole manufacturer of the product for markets both within its territory, as well as for territories in which TPh / Toray market the product.

2.2 Nothing in this Agreement confers on Dragon any interest, licence or right in respect of Products other than as set out herein, and the Products will remain the exclusive property of TPh / Toray and its Affiliates. Sales outside of the Market Area are prohibited, unless granted in writing to Dragon by TPh / Toray. New Drug Licenses and production permits for the product within China are to be owned by Dragon.

2.3 Dragon will forthwith disclose to TPh / Toray every improvement to or further development of the Products, including the results of any research, testing or clinical trials conducted by or on behalf of Dragon. The results of such research, testing, trials and improvements will be immediately disclosed to TPh / Toray and will be jointly owned by TPh / Toray and Dragon, without any obligation of Dragon, with respect to the ownership or use of such information or the payment of any compensation.

Dragon's Regulatory Obligations

2.4 Dragon will be responsible for obtaining, at its expense, all registrations from applicable regulatory authorities in order to permit the manufacture and sale of the product in the Market Area (the "Marketing Approval"). In particular, Dragon will

     (a) Complete any and all actions required to register the product with the State Drug Administration of the People's Republic of China in order to obtain a new drug license and manufacturing permit for the product.

2.5 TPh / Toray will use reasonable efforts to assist Dragon in obtaining the new drug license and manufacturing permit, including providing to Dragon

     (a) Results of any and all technical research, to include full results of pre-clinical, phase I and phase II human studies, and

     (b) TPh / Toray will work to achieve optimum formulation methods using purified bulk EPO provided at no cost by Dragon, and will provide documentation of same.

     (c) Additionally, TPh / Toray will provide hands-on technical assistance to Dragon affiliates in China and North America during the initial period of collaboration.

     (d) Costs to be borne by either side during the development phase of this collaboration are as described in Schedule A.

2.6 All registrations made in order to obtain the Marketing Approval in China will be made by Dragon on its own behalf and in its own name.

Sublicenses

2.7 Dragon may not grant sublicenses to sell the Products in the Market Area, except as authorised in writing by TPh / Toray.


                                     PART 3

                                    MARKETING

Marketing Plan

3.1 Dragon, TPh /Toray and their Affiliates will jointly develop a marketing plan (the "Marketing Plan") for the sale of the products in the Market Area, which will include targets for reasonable minimum Product sales by Dragon. The marketing plan will be prepared by September 1 of each year and will cover the following 12-month period from January 1 to December 31. The Marketing Plan will be reviewed quarterly by representatives of Dragon and TPh / Toray.

Branding

3.2 Dragon and TPh / Toray will jointly determine a name under which the Products will be so1d in the Market Area. At Dragon's option, the name "Transworld Pharma Corp." and any related trademarks will be included in, or linked and used with, the name selected. TPh / Toray and Dragon will jointly own the brand name developed.

Market Area Packaging

3.3 Dragon will work with TPh / Toray to develop distinctive packaging materials suitable to the Market Area. All packaging will be subject to the approval of TPh / Toray and will include, at the option of TPh / Toray, such trademark or logos of TPh / Toray or its Affiliates as determined by TPh / Toray. Dragon will be responsible for the costs of all packaging.


                                     PART 4

                           PRICING, ORDERS AND PAYMENT

Price

4.1 TPh / Toray will receive from Dragon royalties from net sales of product at rates set out in Schedule A, such rates to be in effect until December 31 of each year.

4.2 Notwithstanding any change in the royalty rates set out in Schedule A, no price change will effect the price of any Products for which a Purchase Order has been received and accepted by Dragon.

4.3 Dragon's price to TPh / Toray for the finished product manufactured by Dragon is set our in Schedule A.

Resale Prices

4.4 Subject to all applicable laws and the approval of TPh / Toray, which will not be unreasonably withheld, Dragon will determine the prices at which the Products will be sold in the Market Area. In reviewing the resale price for the Products, TPh / Toray and Dragon will take into account considerations of consumer affordability and maintaining appropriate price advantages over competitors.

Delivery Times

4.5 Dragon will promptly fill all purchase Orders received from TPh / Toray in accordance with the terms of each Purchase Order and will ensure, unless a longer delivery time is specified in a Purchase Order, a 60-day delivery time for each such Purchase Order. If Dragon is able to deliver the Products in a shorter period of time than specified in the Purchase Order, it will notify TPh / Toray of such earlier delivery date.

4.6 Notwithstanding ss.4.7, if Dragon for any reason can not meet the delivery times in a Purchase Order, it will notify TPh / Toray of the expected delivery date when it confirms the Purchase Order under ss.4.6. Upon receipt of Dragon's notice of the expected delivery date, TPh / Toray may, on notice delivered to Dragon within five business days of Dragon's receipt of TPh / Toray's confirmation of the Purchase Order, withdraw the Purchase Order. If the Purchase Order is not withdrawn, the delivery times in ss.4.7 will be deemed to be amended to the time set out in Dragon's confirmation of the Purchase Order.

Payment

4.7 TPh / Toray will make full payment to Dragon for Products shipped to it on a date after the date of shipment agreed on a case by case basis provided that before the expiry of the payment period, Dragon has received from TPh / Toray the following documents:

          (a) Dragon's detailed invoice;

          (b) customs' invoice;

          (c) air waybill;

          (d) packing list; and

          (e) pharmaceutical certificate of analysis, quality assurance and quality control documents and batch certificates.

Letter of Credit

4.8 TPh / Toray will, at the request of Dragon, at any time during the term of this Agreement, provide a standby letter of credit to Dragon, which letter of credit may be drawn by Dragon upon default by TPh / Toray of payment in collection with any Products as provided in ss.4.7. Notwithstanding any other provision of this Agreement, if it has requested a letter of credit Dragon will not be obligated to manufacture or deliver any Product until it has received the letter of credit.

4.9 The value of the standby letter of credit need not exceed the value of the Purchase Order for which Dragon has requested the letter of credit.

Audit Right

4.10 Dragon will keep clear and accurate books and records of all sales of Products in the Market Area. Up to twice a year, at the request and expense of TPh / Toray, and upon at least five days prior written notice, Dragon will permit TPh / Toray to review the books and records during regular business hours.

Additional Procedures

4.11 The parties recognize that additional procedures related to the purchase and shipment of Products may be necessary from time to time during the term of this Agreement and each will cooperate with the other to formulate and implement new policies and procedures.


                                     PART 5

                                  MANUFACTURING

Specifications

5.1 Dragon will produce, or will arrange for the production of, all Products to its best technical standards and in accordance with current GMP in effect at the time of manufacture.

Shipping

5.2 Dragon will ensure that each shipment conforms to the Purchase Order and all Products will be packaged and shipped in accordance with recognized standards for guaranteeing maintenance of the "cold" chain from the Products' manufacturing facility to Dragon's facility, through a mutually agreed upon air courier service. To permit the proper tracking of a Product, the air waybill number will be transmitted to Dragon as soon as practicable after shipment of the Product.

Storage and Inspection

5.3 TPh / Toray will promptly store all Products immediately upon receipt in a storage facility described in ss.2.12(b) and will, as soon as practicable after receipt of any Product, inspect the shipment and advise Dragon of conformity with the Purchase Order.

Testing of Product

5.4       TPh  /  Toray  may  arrange  for:  the  Product  to  be  tested  at an independent third party facility including government ministry-operated laboratories in Sweden or Portugal, to determine whether the efficacy or purity of the Product is within manufacturing specifications as provided for in the Marketing Approval. TPh / Toray will promptly notify Dragon of such test results once received.

5.5 If the testing conducted under ss.5.4 determines that the Product fails to meet the standards of efficacy or purity required under the terms of the Marketing Approval, TPh / Toray will be entitled to receive, at the option of Dragon, a refund of the purchase price as specified in the Purchase Order or a replacement shipment of the Product. Notwithstanding the foregoing, Dragon may, before providing a refund or replacement Product, conduct testing at an independent third party facility of the Product shipment. If the results of Dragon's testing indicate that the Product does meet the standards set out in the Marketing Approval, TPh / Toray and Dragon will use good faith efforts to resolve the discrepancy in the test results and make a determination as to the suitability of the shipment for sale.


                                     PART 6

                       CONFIDENTIALITY AND NON-COMPETITION

Confidentiality

6.1 In order to protect all confidential or proprietary information that may be shared between the parties during the term of this Agreement, concurrent with, or as soon as practicable after, the execution of this Agreement, the parties will enter into a non-disclosure agreement.

6.2 The non-disclosure agreement referred to in ss.6.1 will, with the necessary changes, be substantially in the form of the agreement dated October 19th, 2000 between TPh and Dragon.

Non-Competition

6.3 During the term of this Agreement, and for a period of three years thereafter, Dragon will not, directly or indirectly,

          (a)  in sole proprietorship,

          (b)  in any partnership,

          (c) as the owner then more than 10% of the shares of any class of any corporation engaged in the manufacture, sale or distribution of the Product, or

          (d) in a business which competes with the TPh / Toray or its Affiliates or partners,

engage in or carry on the business of manufacturing, distributing, marketing or selling, the Product in and outside of the Market Area, including seeking to, either directly or indirectly, obtain a licence or any other right or authority from any party to manufacture, distribute, market or sell a product which competes with the Product.

6.4 Dragon agrees and acknowledges that all the restrictions in this Agreement are reasonable for the protection of the legitimate business interests and proprietary rights of TPh / Toray and its Affiliates and hereby waives all defences to the strict enforcement thereof.

                                     PART 7

                               DISPUTE RESOLUTION

Disputes

7.1 If at any time there is a dispute among the parties with respect to any matter relating to this Agreement, any party that wishes the issue to be considered further will give notice to the other of that it requires the dispute to be decided under the terms of this Agreement.

Referral to Senior Officers

7.2 If a notice is given under ss.7.1, a senior officer designated by each party will undertake discussions for the purpose of settling the dispute. A decision reached by these officers and communicated in writing to the parties will be determinative of the dispute and will be binding on each party.

Arbitration

7.3 If no decision is reached under ss.7.2 within 30 days of the dispute being sent for consideration, either party may, by notice to the other party given at any time before a decision is rendered under ss.7.2, submit the dispute for determination by a single arbitrator acting under the Rules of the British Columbia Commercial Arbitration Centre.

7.4 If the parties can not agree on a single arbitrator, the arbitrator will be appointed by the British Columbia International Commercial Arbitration Centre.

7.5 The arbitration will take place in Vancouver, British Columbia and will be administered by the British Columbia International Arbitration Centre and conducted in accordance with the procedures of the Centre.


                                     PART 8

                              TERM AND TERMINATION

Term

8.1 This Agreement will be in effect for a 10 year period from the date of signing and will be renewed automatically for successive three years terms unless otherwise terminated in accordance with the terms hereof (the "Term").

Termination by Either Party

8.2       Either party may terminate this Agreement

     (a) upon notice given at least 180 days before the end of the current Term, such termination to come into effect at the end of that Term, or

     (b)  immediately upon written notice if the other party

          (i) is in breach or violates any of the terms and conditions of or fails to perform any of its obligations under this Agreement and, after receiving notice from the other party, does not cure such default within 60 days, or

          (ii) becomes insolvent, bankrupt, makes an assignment for the benefit of its creditors or has a receiver, receiver/manager, trustee or liquidator appointed in respect of its business or its assets.

Termination by TPh / Toray:

8.3 Notwithstanding any other provision of this Agreement, TPh / Toray may terminate this Agreement immediately upon written notice to Dragon if

          (a) TPh / Toray and Dragon have not agreed to a revised pricing schedule as provided for in ss.4.1,

          (b) TPh / Toray determines, acting reasonably, that Dragon has failed to satisfy any material provision of the current Marketing Plan, including a failure to meet any minimum purchase volume specified in the Marketing Plan, or;

          (c) there is a breach of the non-disclosure agreement executed under ss.6.l.

Loss of Exclusivity

8.4 If TPh / Toray has the right to terminate the Agreement under ss.8.3, it may by notice to Dragon make the license granted under ss.2.1 non-exclusive. The exercising of this right does not affect the ability of TPh / Toray to terminate this Agreement under ss.8.3 on a further occurrence of the matters set out in that section.

Liabilities

8.5 Upon termination of this Agreement, Dragon will be required to complete any and all existing Purchase Orders as at the date of termination and Dragon will be required to receive and pay for all Products shipped in connection with such Purchase Orders.


                                     PART 9

                         LIABILITIES AND INDEMNIFICATION

Limitation of Liability

9.1 TPh / Toray will not be liable to Dragon or any of its Affiliates for any incidental, special, or consequential damages resulting from exercise of the rights granted herein or the use of the Product. The maximum amount of any liability of TPh / Toray to Dragon for damages will be the amount of the Purchase Order in respect of the Product delivered which caused, or resulted in the allegation of, damages.

Indemnification

9.2 Dragon will indemnity, hold harmless, and defend TPh / Toray and its Affiliates, its officers, employees, and agents against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of the rights granted under this Agreement and the sale of the Product. This indemnification will include, but will not be limited to, any product liability.

Insurance

9.3 Dragon, at its sole cost and expense, will insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance or an equivalent program of self insurance.

Notice of Claim

9.4 TPh / Toray will promptly notify Dragon in writing of any claim or suit brought against TPh / Toray in respect of which Dragon intends to invoke the provisions of this Part. Dragon will keep TPh / Toray informed on a current basis of its defense of any claims pursuant to this Part.

                                     PART 10

                               GENERAL PROVISIONS

Entire Agreement

10.1 This Agreement constitutes the entire agreement between the parties and supersedes every previous agreement, communication, negotiation, representation or understanding, whether oral or written, expressed or implied, between the parties with respect to the subject matter of this Agreement.

10.2 No director, officer, employee or agent of any party has any authority to make any representation or commitment not contained in this Agreement and each party has executed this Agreement without reliance upon any such representation or commitment.

Force Majeure

10.3 No party will be liable for its failure to perform any of its ' obligations under this Agreement as a result of Acts of God (including all natural disasters), strikes, lockouts, civil disturbances, government or court ordered interruptions or delays, acts of war and riots, but that either party to this Agreement may elect to terminate it upon three months written notice to the other if force majeure cannot or is not remedied within three months after its occurrence.

Severability

10.4 If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

Amendments

10.5 This Agreement may not be amended except in writing signed by both parties.

Assignment

10.6 Neither party will be entitled to assign this Agreement without the written consent of the other party, which consent may be unreasonably withheld. Notwithstanding the foregoing, TPh / Toray may assign this Agreement to an Affiliate.

Governing Law

10.7 This Agreement is and will be deemed to have been made in Province of British Columbia, for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the British Columbia, and the rights and remedies of the parties will be determined in accordance with those laws.

Attornment

10.8 Each of the parties irrevocably attorns to the jurisdiction of the courts of the British Columbia and all courts having appellate jurisdiction thereover.

Notice

10.9 To be effective, a notice, request, demand or direction (each for the purposes of this provision a. "notice") to be given pursuant to this Agreement by one party to another party must be in writing and must be

          (a)  delivered by hand or by mail, or

          (b) received by telecopier transmission or other similar from of written communication by electronic means.

in each case addressed as applicable as follows;

          If to TPh / Toray at:

                    Rua Americo Durao 12, 6.DR. 1900 Lisbon, Portugal

                    Telecopier:  +35121 847 1346

                    Attention:  Dr. J. Transmontano.

                    with a copy to such other offices of TPh / Toray as may be specified by TPh / Toray to Dragon:

         If to Dragon at:

                    1200, 543 Granville Street

                    Vancouver. BC, Canada V6C 1X8

                    Attention: Dr. Longbin Liu

                    Fax:  ++1-604-669 4243

or to such other address or fax number as is specified by the addressee by notice to the other party.

10.10 A notice delivered or sent in accordance with ss.10.9 will be deemed to be given and received

         (a) at 8.00 a.m. on the day of delivery or receipt at the place of delivery or receipt if that day is a Business Day at that place and the delivery or receipt is before that time on that day.

         (b) at the time of delivery or receipt if received on or after 8.00 a.m. and before 4.00 p.m. at the place of delivery or receipt on a day that is a Business Day at that place, and

         (c) at 8.00 a.m. at the place of deliver or receipt on the next day that is a Business Day at that place, if delivered or received on a day that is not a Business Day at that place or at or after 4.00 p.m. at that place.

No Partnership

10.11 Nothing in this Agreement will constitute, by any means, a partnership between the parties.

Binding Effect

10.12 This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

Further Assurances

10.13 Each party will, at such party's own expense and without expense to the other party, execute and deliver such further agreements and other documents and do such further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

Counterparts

10.14 This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document, and all counterparts will be construed together and constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement was executed by the parties as of the day and year first above written.

TPh / Toray Inc.

Per:     /s/ Dr. Joao Transmontano
         ----------------------------------------
         Dr. Joao Transmontano


Per:     /s/ Dr. Bo G. Danielson
         ------------------------------------------
         Dr. Bo G. Danielson



Dragon Pharmaceuticals, Inc.


Per:     /s/ Dr. Longbin Liu
         ---------------------------------------------
         Dr. Longbin Liu

Witnessed for Dragon Pharmaceuticals Inc. by:

Per:     /s/ Robert K. Walsh
         ---------------------------------------------
         Robert K. Walsh



Witnessed for TPh/Toray by:

Per:     /s/ Dr. Jabour de Alvarenga
         ------------------------------------------
         Dr. Jabour de Alvarenga

                                   SCHEDULE A



Products, Indications and Pricing

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Slow Release Formulation Net Sales                   Royalty percentage - In effect until December 31, 2002
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  -All  indications for product as approved by me    5% of net sales for Chinese Domestic Sales
  State  Drug   Administration  of  the  People's
  Republic of China.                                 7% of net sales for remainder of market area
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Slow release formulation price to TPh / Toray

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  Per pre-filled injector/syringe                    Dragon's reasonable manufacturing cost* + US $ * * *
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


*Manufacturing cost comprises materials, depreciation on equipment, labour as mutually agreed prior to the launch of the product in the People's Republic of China; Dragon's reference price per 1000IU of purified bulk EPO is understood to be USD $* * *.


Market Area

The People's  Republic of China,  the ASEAN member nations,  Taiwan,  Korea, and
Japan

Costs

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  Purified bulk erythropoietin to Dr. Danielson                   Dragon
--------------------------------------------------------------------------------
  Cost of technology (know-how) transfer to Dragon                TPh / Toray
--------------------------------------------------------------------------------
  Cost of travel & lodging, TPh / Toray key personnel to          Dragon
  Nanjing, China. US DOS rates
--------------------------------------------------------------------------------
  Cost of Travel & Lodging, Dragon personnel to Upsalla,          TPh / Toray
  Sweden. US DOS rates
--------------------------------------------------------------------------------
  Cost of any & all materials used for formulation                Dragon
  during China-side development
--------------------------------------------------------------------------------
  Cost of registration in China to include phase II-III           Dragon
  clinical studies
--------------------------------------------------------------------------------




             * * * CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED
                              WITH THE COMMISSION

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